UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2023

Name of Registrant, State of Incorporation, Address of Principal Executive Offices, Telephone Number, Commission File Number, IRS Employer Identification Number

ALLIANT ENERGY CORPORATION
(a Wisconsin Corporation)
4902 N. Biltmore Lane
Madison, Wisconsin 53718
Telephone (608) 458-3311
Commission File Number - 1-9894
IRS Employer Identification Number - 39-1380265

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Alliant Energy Corporation, Common Stock, $0.01 Par Value, Trading Symbol LNT, Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

On March 2, 2023, Alliant Energy Corporation (the “Company”) completed its previously announced sale of $500 million aggregate principal amount of 3.875% Convertible Senior Notes due 2026 (the “Notes”) in a private offering to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). In addition, each of the initial purchasers has an option to purchase, within a 13-day period from, and including, the date on which the Notes are first issued, up to an additional $75 million aggregate principal amount of the Notes. The Notes bear interest at a fixed rate of 3.875% per year, payable semiannually in arrears on March 15 and September 15 of each year, beginning on September 15, 2023. The Notes will be convertible into cash or a combination of cash and shares of the Company’s common stock, $0.01 par value per share (“Common Stock”), as described below. The Notes are senior, unsecured obligations of the Company, and will mature on March 15, 2026, unless earlier converted or repurchased in accordance with their terms.

The Company issued the Notes pursuant to an indenture (the “Indenture”), dated as of March 2, 2023 by and between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).

Prior to the close of business on the business day immediately preceding December 15, 2025, the Notes will be convertible at the option of the holders only under certain conditions. On or after December 15, 2025 until the close of business on the business day immediately preceding the maturity date, holders may convert all or any portion of their Notes at their option at any time at the conversion rate then in effect, irrespective of these conditions.

The Company will settle conversions of the Notes by paying cash up to the aggregate principal amount of the Notes to be converted and paying or delivering, as the case may be, cash, shares of its Common Stock, or a combination of cash and shares of its Common Stock, at its election, in respect of the remainder, if any, of its conversion obligation in excess of the aggregate principal amount of the Notes being converted. The conversion rate for the Notes will initially be 15.5461 shares of Common Stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $64.32 per share of Common Stock). The initial conversion price of the Notes represents a premium of approximately 25% over the last reported sale price of the Common Stock on the Nasdaq Global Select Market on February 27, 2023. The conversion rate and the corresponding conversion price will be subject to adjustment in some events but will not be adjusted for any accrued and unpaid interest. The Company may not redeem the Notes prior to the maturity date.

If the Company undergoes a Fundamental Change (as defined in the Indenture), subject to certain conditions, holders of the Notes may require the Company to repurchase for cash all or any portion of their Notes at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the Fundamental Change Repurchase Date (as defined in the Indenture). In addition, if a Make-Whole Fundamental Change (as defined in the Indenture) occurs, the Company may be required, in certain circumstances, to increase the conversion rate for any Notes converted in connection with such Make-Whole Fundamental Change by a specified number of shares of its Common Stock.

The Indenture provides for customary events of default, which include (subject in certain cases to grace and cure periods), among others: nonpayment of principal or interest; breach of covenants or other agreements in the Indenture; defaults with respect to certain other indebtedness; failure to pay certain final judgments; and certain events of bankruptcy, insolvency or reorganization. Generally, if an event of default occurs and is continuing under the Indenture, either the Trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding may declare the principal amount plus accrued and unpaid interest on the Notes to be immediately due and payable.

The Notes will be the Company’s senior unsecured obligations and will rank senior in right of payment to any of its indebtedness that is expressly subordinated in right of payment to the Notes; rank equal in right of payment to any of the Company’s unsecured indebtedness that is not so subordinated; be effectively junior in right of payment to any of the Company’s senior, secured indebtedness to the extent of the value of the assets securing such indebtedness; and be structurally junior to all indebtedness and other liabilities of the Company’s subsidiaries (including trade payables but excluding intercompany obligations and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with the Generally Accepted Accounting Principles).

The description of the Indenture and the Notes above is qualified in its entirety by reference to the text of the Indenture and the Form of Note, copies of which are attached as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included or incorporated by reference in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 3.02    Unregistered Sales of Equity Securities.

The information included or incorporated by reference in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02 of this Current Report on Form 8-K. The Notes were sold to the initial purchasers in reliance on the exemption from the registration requirements provided by Section 4(a)(2) of the Securities Act for resale to persons reasonably believed to be qualified institutional buyers as defined in, and in reliance on, Rule 144A of the Securities Act.

The Notes and the underlying shares of Common Stock issuable upon conversion of the Notes, if any, have not been and will not be registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The maximum number of shares of Common Stock issuable upon conversion of the Notes, including pursuant to any increase in the conversion rate for any Notes converted in connection with a Make-Whole Fundamental Change, is 9,716,250.

Item 8.01    Other Events.

On February 27, 2023, the Company issued a press release announcing the launch of its offering of the Notes. The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On February 28, 2023, the Company issued a press release announcing the pricing of its offering of the Notes. The press release is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits. The following exhibits are being filed herewith:

Exhibit
Number	Description
4.1	Indenture dated as of March 2, 2023 by and between Alliant Energy Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee
4.2	Form of 3.875% Convertible Senior Note due 2026 (included in Exhibit 4.1)
99.1	Press release of Alliant Energy Corporation, dated February 27, 2023
99.2	Press release of Alliant Energy Corporation, dated February 28, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 2, 2023	ALLIANT ENERGY CORPORATION

	By:	/s/ Robert J. Durian
	Name:	Robert J. Durian
	Title:	Executive Vice President and Chief Financial Officer